UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 18, 2010

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Extension and Modification of Loan Agreement

On May 18, 2010, The Goldfield Corporation (the “Company”), certain of its wholly owned subsidiaries, including Pineapple House of Brevard, as borrower, and Branch Banking and Trust Company (the “Bank”) entered into an Extension and Modification of a $3.6 million Loan Agreement (the “Pineapple House Mortgage”) originally entered into by the parties on November 18, 2005 and last modified on March 6, 2009. Pursuant to the loan extension the maturity date of the Pineapple House Mortgage is extended from May 18, 2010 to July 18, 2010, subject to further extension by the Bank at its discretion. Based on current discussions with the Bank, the Company expects to be able renew this loan on substantially similar terms to those currently in effect, subject to the inclusion of a minimum interest rate of 3.5%, which would result in an increase from the interest rate for this loan of 2.08%, determined as of March 31, 2010.

Pursuant to the loan modification the maximum principal amount of the Pineapple House Mortgage is reduced from $3.6 million to $881,000, and the associated note is no longer revolving. The revised maximum principal amount reflects the current principal balance outstanding of $774,208.92 plus an interest reserve of $106,791.08, which may be used for the payment of accrued interest. Since the Company does not plan on proceeding with the next phase of the Pineapple House project at this time, it has negotiated this reduction with the Bank. Interest is payable monthly commencing May 18, 2010 and continuing until the extended maturity date, upon which the outstanding principal balance is due and payable. All of the other terms of the Pineapple House Mortgage and related ancillary agreements remain unchanged and are described in the Company’s previously filed Current Report on Form 8-K dated November 22, 2005.

The foregoing description of the loan Extension and Modification does not purport to summarize all of the provisions of this document and is qualified in its entirety by reference to the Modification of the Pineapple House Mortgage filed as Exhibit 10-1 to this Current Report on Form 8-K, the Allonge of the Pineapple House Mortgage filed as Exhibit 10-2 to this Current Report on Form 8-K, the First Amendment to the Loan Agreement of the Pineapple House Mortgage filed as Exhibit 10-3 to this Current Report on Form 8-K, to the description of the Pineapple House Mortgage in the Company’s Current Reports on Form 8-K filed on November 22, 2005, September 28, 2007 and March 10, 2009 and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, and the related exhibits thereto, and to the discussion of debt covenants in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” and each of the foregoing is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01 under the heading “Extension and Modification of Loan Agreement,” the Company, certain of its wholly owned subsidiaries and the Bank entered into an extension and modification of the Pineapple House Mortgage. The Modification of the Pineapple House Mortgage filed as Exhibit 10-1 to this Current Report on Form 8-K, the Allonge of the Pineapple House Mortgage filed as Exhibit 10-2 to this Current Report on Form 8-K, the First Amendment to the Loan Agreement of the Pineapple House Mortgage filed as Exhibit 10-3 to this Current Report on Form 8-K, the description of the Pineapple House Mortgage in the Company’s

Current Reports on Form 8-K filed on November 22, 2005, September 28, 2007 and March 10, 2009 and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, and the discussion of debt covenants in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description of Exhibit

10-1	Modification of Mortgage of The Goldfield Corporation relating to Loans of up to $881,000.

10-2	Allonge to Promissory Note of The Goldfield Corporation relating to Loans of up to $881,000.

10-3	First Amendment to Loan Agreement For Construction and Other Matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 21, 2010

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10-1	Modification of Mortgage of The Goldfield Corporation relating to Loans of up to $881,000.

10-2	Allonge to Promissory Note of The Goldfield Corporation relating to Loans of up to $881,000.

10-3	First Amendment to Loan Agreement For Construction and Other Matters.

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